Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.

Austin, Texas

We hereby consent to the use of our report dated March 16, 2017, on the financial statements of Genprex, Inc. for the years ended December 31, 2016 and 2015, included herein on this Amendment No. 2 to the registration statement of Genprex, Inc. on Form S-1 (No. 333-219386) and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

September 6, 2017